UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): October 7, 2005
Vialta, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-32809	94-3337236

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
48461 Fremont Boulevard, Fremont, CA 94538

(Address of principal executive offices, including zip code)
(510) 870-3088

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01.     Changes of Control of the Registrant.
          On October 7, 2005, Victory Acquisition Corp., a Delaware corporation (“Victory”), merged with and into the Registrant (the “Merger”) pursuant to the Agreement and Plan of Reorganization, dated as of March 28, 2005, as amended on August 2, 2005 and further amended on August 26, 2005, by and between the Registrant and Victory (the “Merger Agreement”). As a result of this transaction, effective October 7, 2005 Mr. Fred S. L. Chan and the other stockholders of Victory, who had controlled approximately 40% of the outstanding shares of Common Stock of the Registrant before the Merger, obtained control of 100% of the Common Stock of the Registrant after the Merger.
          Pursuant to the Merger Agreement, each share of Common Stock of the Registrant issued and outstanding, except those shares held by Victory and its stockholders and those shares subject to the exercise of dissenters’ rights, was converted into the right to receive $0.36 in cash. Furthermore, each vested option to purchase shares of Common Stock of the Registrant outstanding immediately prior to the effective time, including options held by certain officers and directors of the Registrant that vested in conjunction with the Merger, was canceled and each holder of such option is entitled to receive a cash payment equal to the product of (1) the excess of $0.36 over the option exercise price multiplied by (2) the total number of shares subject to the option, less any applicable withholding taxes. All unvested options were canceled as a result of the Merger.
          The aggregate merger consideration (including the payments to the option holders) was approximately $18.1 million. This amount and the related fees and expenses of the transaction were funded by cash and cash equivalents of the Registrant immediately prior to the Merger.
Item 7.01.     Regulation FD Disclosure.
          On October 7, 2005, the Registrant issued a press release announcing the results of its special meeting of stockholders held on October 6, 2005 and the consummation of the Merger of Victory into the Registrant. At the special meeting, stockholders approved and adopted the Merger Agreement, pursuant to which Victory was merged with and into Registrant, which was the surviving corporation. A copy of this press release is attached as an exhibit to this Current Report as Exhibit 99.1.
Item 9.01.     Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits. The following exhibit is being furnished herewith:

99.1 Press Release dated October 7, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIALTA, INC.
Date: October 13, 2005	By:	/s/ Didier Pietri
Its: Chief Executive Officer

VIALTA, INC.
Exhibit Index to Current Report on Form 8-K

Exhibit
No.	Description
99.1	Press Release, dated October 7, 2005.